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                                                                     EXHIBIT  21

                              Trenwick Group Inc.
                               ID No. 06-1152790

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
100%                                                                100%
Trenwick Services, Ltd.                           Trenwick America Corporation
                                                       ID No. 06-1087672


100%                                                                100%
Trenwick Guaranty Insurance Company, Ltd.         Trenwick America Reinsurance Corporation
                                                       ID No. 06-1117063
                                                      Domicile-Connecticut
                                                       NAIC Code 34894
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